Exhibit 21.1


SUBSIDIARY COMPANIES OF CENTURY BUSINESS SERVICES, INC.
AS OF 12/31/99

1.       AH Business Services, Inc. (Ohio)
2.       American Inspection and Audit Services, Inc. (Ohio)
3.       Automation Experts Business Services, Inc. (Ohio)
4.       B & S Business Services, Inc. (Ohio
5.       BA Business Services, Inc. (Ohio)
6.       Bass Consultants of Ohio, Inc. (Ohio)
7.       BBGPR, LLC (Texas)
8.       BCC Business Services, Inc. (Ohio)
9.       Beatty Satchell Business Services, Inc. (Maryland)
10.      Benmark Business Services, Inc. (Georgia)
11.      BMS Employee Benefits, Inc. (Virginia)
12.      Broker Benefit Consultants Business Services, Inc. (Ohio)
13.      Business Valuation Services, Inc. (Ohio)
14.      BVKT Business Services, Inc. (Ohio)
15.      CBI Business Services, Inc. (Ohio)
16.      CBIZ Benefits & Insurance Services, Inc. (Missouri)
17.      CBIZ Benefits & Insurance Services of Maryland, Inc. (Maryland)
18.      ZA Business Services, Inc. n/k/a CBIZ Business Solutions, Inc. (Ohio)
19. David & Samson Business Services, Inc. n/k/a CBIZ Business Solutions, Inc. (Virginia)
20.      CBIZ e-Solutions, Inc. (Ontario, Canada)
21.      CBIZ Property Tax Solutions, Inc. (Ohio)
22.      CBIZ Retirement Services, Inc. (Ohio)
23.      CBIZ Technologies, Inc. (Ohio)
24.      CBIZ Valuation, Inc. (Ohio)
25.      CBIZ Vine Street Holding Corp. (Ohio)
26.      CBSI Management Co. (Ohio)
27.      Century Agency Management Group, Inc. (Ohio)
28.      Century Capital Group, Inc. (Ohio)
29.      Century Payroll Solutions, Inc. (Ohio)
30.      Century Retirement & Wealth Management Services, Inc. (Ohio)
31.      Century Risk Services Company (Ohio)
32.      Century Small Business Solutions, Inc. (Ohio)
33.      Century Surety Company (Ohio)
34.      Century Surety Services Group, Inc. (Ohio)
35.      Century Surety Underwriters, Inc. (Indiana)
36.      CKS Business Services, Inc. (Ohio)
37.      CMG Consulting, Inc. (Ohio)
38.      Commercial Surety Agency, Inc. d.b.a. Century Surety Underwriters
         (Ohio)
39.      Competitive Technologies Business Services, Inc.(Ohio)
40.      Connecticut Escrow, Inc. (Ohio)
41.      Conrad Business Services, Inc. (Ohio)
42.      Continental Heritage Insurance Company (Ohio)
43.      Continuous Learning Group, Inc (Ohio)
44.      Contract Operations Planning, Incorporated (Ohio)
45.      Contract Surety Reinsurance Corp. (Ohio)

46.      Cornerstone Broker Insurance Services Agency, Ltd. (Ohio)
47.      CSC Insurance Agency, Inc. (Ohio)
48.      Devon Tax Group, LLC (CA)
49.      DP & Co. Business Services, Inc. (Ohio)
50.      Duitch, Franklin Business Services, Inc. (Ohio)
51.      EDG Business Services, Inc. (Ohio)
52.      Employers Select Plan Agency of Ohio, Inc. (Ohio)
53.      Envision Development Group, Inc. (Ohio)
54.      ERIC Agency, Inc. (Colorado)
55.      Evergreen National Indemnity Company (Ohio)
56.      FPG Business Services, Inc. (Ohio)
57.      Funds Administration Services, Inc. (Ohio)
58.      G&C Business Services, Inc. (Ohio)
59.      Gibraltar Real Estate Services Corporation (Illinois)
60.      Gordon, Zucarelli & Handley Business Services, Inc. (Ohio)
61.      Health Administration Services, Inc. (Ohio)
62.      HHMR&S Business Services, Inc. (Ohio)
63.      Highwood Associates, Inc. (Illinois)
64.      HK Business Services, Inc. (Ohio)
65.      Hunt & Associates Business Services, Inc. (Ohio)
66.      Information Technology Advisors and Consultants, Inc. (Ohio)
67.      JF Consulting Services, Inc. (Ohio)
68.      Jones, Hayward, & Lenzi Business Services, Inc. (Ohio)
69.      KA Consulting Services, Inc. (Ohio)
70.      Karling Health Care Consulting, Inc. (Ohio)
71.      Kaufman Davis Business Services, Inc. (Ohio)
72.      Kessler & Associates Business Services, Inc. (Ohio)
73.      Lake Business Services, Inc. (Ohio)
74.      Love Insurance Agency, Inc. (Ohio)
75.      M. T. Donahoe and Associates, Inc. (Ohio)
76.      Managed Care Solutions, Inc. (Illinois)
77.      Marvel Consultants, Inc. (Ohio)
78.      McClain & Company Business Services, Inc. (Ohio)
79.      Medical Management Professionals, Inc. (Ohio)
80.      MHM Business Services, Inc. (Ohio)
81.      Miller, Wagner Business Services, Inc. (Ohio)
82.      Millisor Firm Co., Inc. (Ohio)
83.      Moore, Tyler & Company, Inc. (Ohio)
84.      MRC Business Services, Inc. (Ohio)
85.      MRP Business Solutions Group, Inc. (Ohio)
86.      Multi-Dimensional International Consultants, Inc. (Ohio)
87.      National Benefit Systems, Inc. (Arizona)
88.      National Retirement Planning, Inc. (Pennsylvania)
89.      Nemphos, Weber Business Services, Inc. (Ohio)
90.      Next Risk Management, Inc. (Ohio)
91.      Niederhoffer-Henkel & Company, Inc. (Ohio)

92.      Norman Barken Associates, Inc. (Ohio)
93.      Parks Palmer Business Services, Inc. (Ohio)
94.      PDA Business Services, Inc. (Ohio)
95.      Philip-Rae Business Services, Inc. (Ohio)
96.      Posse Walsh Buckman Van Buren Business Services, Inc. (Delaware)
97.      Riggleman, Smyth & Associates Business Services, Inc (Ohio)
98.      Rootberg Business Services, Inc. (Ohio)
99.      Rosemont Business Services, Inc. (California)
100.     Ross Gordon & Associates, Inc. (California)
101.     RRSS & Company Business Services, Inc. (Ohio)
102.     RS&A Business Services, Inc. (Colorado)
103.     S & B Business Services, Inc.(Ohio)
104.     S&L Business Services, Inc. (Georgia)
105.     S&S Business Services, Inc. (Ohio)
106.     Shilling & Kenyon/SK Consulting, Inc. (Ohio)
107.     SK&B Business Services, Inc. (Ohio)
108.     SKB Business Services, Inc. (Ohio)
109.     SLP Business Services, Inc. (Ohio)
110.     SLW Business Services, Inc. (Ohio)
111.     SMR & Co. Business Services (Ohio)
112.     Southern Ohio Benefits Agency, Inc. (Ohio)
113.     SR Business Services, Inc. (Ohio)
114.     SRTDA Business Services, Inc. (Ohio)
115.     St. James General Agency, Inc. (Texas)
116.     STRZ Business Services, Inc. (Ohio)
117.     Surety Associates II, Inc. (Connecticut)
118.     Sustman Business Services, Inc. (Texas)
119.     Tanker & Associates, Inc. (Ohio)
120.     TBG Investment Advisors Agency, Inc. (Ohio)
121.     TC Business Services, Inc. (Ohio)
122.     The Benefits Group Agency, Inc. (Ohio)
123.     The Weiss Group, Inc. (Ohio)
124.     Trilogy Associates, Inc. (Ohio)
125.     Tri-Tek Business Services, Inc. (Ohio)
126.     Varney Business Services, Inc. (Ohio)
127.     WC&M Business Services, Inc. (Ohio)
128.     Wolf & Cohen Business Services, Inc. (Ohio)